TERM LOAN AND SECURITY AGREEMENT

between

REGIONAL ENTERPRISES, INC.,
as Borrower,

and

HOPEWELL INVESTMENT PARTNERS LLC,
as Lender

March 20, 2013

TABLE OF CONTENTS

Page

TERM LOAN AND SECURITY AGREEMENT

THIS TERM LOAN AND SECURITY AGREEMENT ("Agreement") is made and entered into as of March 20, 2013, by and between HOPEWELL INVESTMENT PARTNERS LLC, a Texas limited liability company ("Lender"), and REGIONAL ENTERPRISES, INC., a Virginia corporation ("Borrower").

RECITALS

A. Borrower has requested that Lender make a $2,500,000.00 Term Loan, the proceeds of which will be used (i) to pay the outstanding principal amount, accrued and unpaid interest and costs associated with that certain Loan evidenced by that certain Loan Agreement dated July 26, 2007 by and between Borrower (as successor by assumption of obligations to Central Energy Partners LP, formerly known as Rio Vista Partners L.P.) and RB International Finance (USA) LLC, formerly known as RZB Finance LLC, as amended (the "RB Loan Agreement") and (ii) for working capital.

B. Subject to and upon the provisions, terms and conditions of this Agreement, Lender is willing to make the Term Loan (as defined below) to Borrower and has agreed to lend to Borrower the proceeds of the Term Loan for the purposes set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

1.1 Definitions. As used in this Agreement, all exhibits and schedules hereto and in any Term Note, certificate, report or other Term Loan Document made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in Article One.

"Accounts" has the meaning specified in Chapter 9 of the UCC.

"Affiliate" means as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. In no event shall Lender be deemed an Affiliate of Borrower.

"Agreement" means this Term Loan and Security Agreement, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

"Article" and "Articles" have the meanings set forth in Section 1.6.

"Authorized Officer" means the President, Chief Executive Officer, Chief Financial Officer, or any other officers legally authorized by Borrower and approved hereafter in writing by Lender.

"Borrower" means the Person identified as such in the introductory paragraph hereof, and its successors and assigns.

"Borrowing Request" means a certificate, substantially in the form of Exhibit B attached hereto, requesting any portion of the Term Loan and duly executed by an Authorized Officer of Borrower.

"Business Day" means a day other than a Saturday, Sunday or a day on which commercial lenders in Dallas, Texas, are authorized to be closed. Unless otherwise provided, the term "days" means calendar days.

"Capital Lease Obligation" means, with respect to any Person, the amount of Debt under a lease of property by such Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP, or other method of accounting reasonably acceptable to Lender.

"Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

"Closing Date" means the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied.

"Collateral" means all assets and properties and interests in assets and properties and Proceeds thereof of Borrower now owned or hereafter acquired, including, without limitation, each of the following: (a) all Accounts; (b) all chattel paper; (c) all commercial tort claims, including those described on Schedule Four; (d) all deposit accounts; (e) all documents; (f) all Equipment; (g) all fixtures; (h) all General Intangibles; (i) all goods; (j) all instruments; (k) all Intellectual Property; (l) all Inventory; (m) all investment property; (n) all money; (o) all supporting obligations; (p) all Leases; (q) all other property of any kind or character, real or personal, whether tangible or intangible; (r) all books and records pertaining to the Collateral; and (s) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing. A description of certain of the Collateral on the Closing Date is contained on Schedule Four.

"Commitment" means the obligation of Lender to make the Term Loan on the Closing Date in the aggregate principal amount of up to $2,500,000.

"Compliance Certificate" means a certificate, substantially in the form of Exhibit A attached hereto, prepared by and executed by an Authorized Officer of Borrower.

"Debt" means with respect to any Person at any time (without duplication), (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days from the original date of invoice; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP, or other method of accounting acceptable to Lender, would be shown as a liability on the balance sheet of such Person; (h) any repurchase obligation or liability of a Person with respect to accounts, chattel paper or notes receivable sold by such Person; (i) any liability under a sale and leaseback transaction that is not a Capital Lease Obligation; (j) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of a Person; (k) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, Lenders' acceptances, surety or other bonds and similar instruments; and (l) all obligations of such Person to purchase, redeem, retire, defease or otherwise

make any payment in respect of any Capital Stock in such Person or any other Person, valued, in the case of redeemable preferred stock interests, at the greater of its voluntary or involuntary liquidation preference plus all accrued and unpaid dividends.

"Debtor Relief Laws" means the Bankruptcy Code of the United States and all other applicable liquidation, conservatorship, Bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

"Deed of Trust" means the First Lien Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing of even date herewith, by Borrower in favor of Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Environmental Laws" means any and all federal, state, and local laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq., as the same may be amended or supplemented from time to time.

"Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

"Equipment" means any "equipment," as such term is defined in Chapter 9 of the UCC, now owned or hereafter acquired by Borrower and, in an event, shall include, without limitation, all machinery, equipment, furnishings, fixtures and vehicles now owned or hereafter acquired by Borrower and any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto.

"Event of Default" has the meaning set forth in Article Eight of this Agreement.

"Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Existing Environmental Matters" has the meaning set forth in Section 5.13.

"Existing Litigation" has the meaning set forth in Section 5.5.

"GAAP" means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable under the circumstances and in effect as of the date in question; *provided, however*, that the phrase "applied on a consistent basis" means that the accounting principles applied in the current period be comparable in all

material respects to those applied in preceding periods, except to the extent that a deviation therefrom is expressly permitted by this Agreement.

"General Intangibles" has the meaning specified in Chapter 9 of the UCC.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central lender or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

"Governmental Proceedings" has the meaning set forth in Section 5.4.

"Guarantor" means Central Energy Partners LP.

"Guaranty" means the Unlimited Guaranty to be made by Guarantor in favor of Lender, in form and substance satisfactory to Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

"Indebtedness" means all present and future indebtedness, obligations, and liabilities of Borrower to Lender, including the Term Loan and all direct and contingent obligations arising under letters of credit, banker's acceptances, Lender guaranties and similar instruments, overdrafts, and all other financial accommodations which could be considered a liability under GAAP and all renewals, extensions, and modifications thereof, or any part thereof, now or hereafter owed to Lender by Borrower, and all interest accruing thereon (including interest accruing after the maturity of the Term Loan and interest accruing after the filing of any petition in Bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and costs, expenses, and reasonable attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligation, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, but not limited to, the indebtedness, obligations, and liabilities evidenced, secured, or arising pursuant to any of the Term Loan Documents and all renewals and extensions thereof, or any part thereof, and all present and future amendments thereto.

"Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

"Inventory" has the meaning specified in Chapter 9 of the UCC.

"Investment Property" means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account.

"Laws" means all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any city or municipality, state, commonwealth, nation, country, territory, possession, or any Governmental Authority.

"Leases" means the collective reference to all lease and license agreements under which Borrower is either the lessor or lessee to the extent such leasehold interest covers any part of Borrower's business or assets.

"Lender" means Hopewell Investment Partners LLC, a Texas limited liability company, and its successors and assigns.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

"Litigation" means any proceeding, claim, lawsuit, and/or investigation conducted or threatened by or before any Governmental Authority, including, but not limited to, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational safety and health, antitrust, unfair competition, securities, Tax, or other Laws, or under or pursuant to any agreement, document, or instrument.

"Material Adverse Effect" means a material adverse effect (a) upon the validity, performance, or enforceability of any Term Loan Document against any Term Loan Party, (b) upon the condition (financial or otherwise), properties, liabilities (actual or contingent), business operations or prospects of any Term Loan Party, or (c) the ability of Borrower or Guarantor to pay the Indebtedness or to fulfill its Obligations under the Term Loan Documents.

"Material Contract" means the collective reference to the (a) RB Loan Agreement, (b) each Lease, and (c) any other agreement or contract of Borrower that is material to the business, operations, financial condition, performance or properties of Borrower.

"Maximum Lawful Rate" means the maximum non-usurious rate of interest (or, if the context so requires, an amount calculated at such rate) which Lender is allowed to contract for, charge, take, reserve, or receive in this transaction under applicable federal or state (whichever is higher) Laws from time to time in effect after taking into account, to the extent required by applicable federal or state (whichever is higher) Law from time to time in effect, any and all relevant payments or charges under the Term Loan Documents.

"Mortgaged Property" means the real property listed on Schedule Four that is or will be owned by Borrower, as to which the Lender shall be granted a Lien pursuant to the Deed of Trust.

"Obligations" means any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower or any Term Loan Party to Lender as set forth in the Term Loan Documents.

"Organizational Documents" means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws, (b) in the case of a general partnership, its partnership agreement, (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement, (d) in the case of a limited liability company, its certificate of formation and company agreement or regulations, and (e) in the case of any other entity, its organizational and governance documents and agreements.

"Permitted Businesses" means the ownership and operation of the facilities located in Hopewell, Virginia, and Johnson City, Tennessee providing liquid bulk storage, transportation and railcar trans-loading of bulk liquids.

"Permitted Liens" has the meaning specified in Section 7.3.

"Person" means any an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

"Pledge Agreement" means the Pledge Agreement dated as of the date hereof, made or to be made by Pledgor in favor of Lender, in form and substance satisfactory to Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Pledgor" means Central Energy Partners LP, a Delaware limited partnership.

"Proceeds" means any "proceeds," as such term is defined in Chapter 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of a Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"Pro Forma Financial Statements" has the meaning specified in Section 5.8(b).

"RB International" means RB International Finance (USA) LLC (formerly known as RZB Finance LLC),

"RB Loan Agreement" has the meaning set forth in the Recitals of this Agreement.

"Refinancing" means the payment of the Debt evidenced by the RB Loan Agreement and the release of all liens held by RB International.

"Release" means, as to any Person, any release, spill, emissions, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

"Remedial Action" means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

"Rights" mean any remedies, powers, and privileges exercisable by Lender under the Term Loan Documents, at law, equity, or otherwise.

"Section" and "Sections" have the meanings set forth in Section 1.6.

"Securities Intermediary" means a clearing corporation or a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

"Security Documents" means this Agreement, the Deed of Trust, the Pledge Agreement, and each other pledge agreement, security agreement or similar agreement or document required by or delivered to

Lender from time to time that purports to create a Lien in favor of Lender to secure payment or performance of the Indebtedness and/or Obligations or any portion thereof.

"Solvent" means, when used with respect to any Person, that as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

"Subsection" and "Subsections" have the meanings set forth in Section 1.6.

"Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

"Taxes" means all taxes (including withholding), assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Laws or by any Governmental Authority, excluding state and local sales and use taxes.

"Term Loan" means one or more advances by Lender to Borrower in an aggregate amount not to exceed $2,500,000.00.

"Term Loan Documents" mean this Agreement, the Term Note, the Guaranty, the Security Documents, each Collateral Access Agreement, and any and all other agreements, documents, and instruments executed and delivered pursuant to the terms of this Agreement, and any future amendments hereto, or restatements hereof, or pursuant to the terms of any of the other Term Loan documents, together with any and all renewals, extensions, and restatements of, and amendments and modifications to, any such agreements, documents, and instruments.

"Term Loan Parties" means the collective reference to the Borrower, the Guarantor, the Pledgor and any other Person that is or becomes party to any agreement that guarantees or secures payment and performance of the Indebtedness and/or the Obligations or any part thereof.

"Term Note" means the Promissory Note, dated the Closing Date, in the maximum principal amount of $2,500,000.00, executed by Borrower and payable to the order of Lender, in form and substance satisfactory to Lender, and all amendments, restatements, extensions, renewals, replacements, increases, and modifications thereof.

"UCC" means the Uniform Commercial Code as from time to time in effect in the State of Texas; *provided, however*, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

"Unpaid Judgments" has the meaning set forth in Section 5.5.

1.2 Terms Defined in the UCC. Terms (whether or not capitalized) defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in the UCC as in effect on the date hereof.

1.3 Accounting Matters. Any accounting term used in this Agreement or the other Term Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, or other method of accounting reasonably acceptable to Lender, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP, or other method of accounting reasonably acceptable to Lender, consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP, or other method of accounting acceptable to Lender" shall in no way be construed to limit the foregoing.

1.4 Headings. The headings, captions, and arrangements used in any of the Term Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Term Loan Documents nor to affect the meaning thereof.

1.5 Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate. Reference herein to Borrower shall mean, jointly and severally, each Person comprising same.

1.6 Articles, Sections and Exhibits. All references herein to "Article," "Articles," "Section," "Sections," "Subsection," and "Subsections" contained herein are, unless specified otherwise, references to articles, sections, and subsections of this Agreement. All references herein to an "Exhibit" or "Schedule" are references to exhibits or schedules attached hereto, all of which are made a part hereof for all purposes, the same as if set forth herein verbatim, it being understood that if any exhibit or schedule attached hereto which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to or at the time of the execution and delivery thereof. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section.

ARTICLE 2
COMMITMENT TO LEND, TERMS OF PAYMENT

2.1 Term Loan. Subject to and upon the terms and conditions of this Agreement, Lender agrees to make to Borrower, on the Closing Date, an initial advance on the Term Loan in the amount of $1,998,000.00 as set forth in a Borrowing Request pursuant to Section 2.3, with the balance of the Term Loan to be made by Lender to Borrower on or before April 30, 2013. Amounts paid or prepaid on account of the Term Loan may not be reborrowed.

2.2 Term Note. The Term Loan shall be evidenced by, be repayable, and accrue interest in accordance with, the Term Note. The unpaid principal balance of the Term Note shall be repaid as provided therein.

2.3 Borrowing Procedure. Borrower shall give Lender irrevocable notice requesting that Lender make the Term Loan by means of a Borrowing Request in substantially the form of Exhibit B hereto containing the information required by Lender. Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it by facsimile or other electronic means, and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. Subject to the terms and conditions of this Agreement, the Term Loan shall be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower designated in writing by Borrower maintained with Lender.

2.4 Payments. If a scheduled payment under the Term Note is not made in a timely manner, Lender is authorized by Borrower to debit the amount of any such payments from any deposit or other account of Borrower with Lender.

2.5 Prepayment. Borrower may prepay the Term Note in full, but not in part, before final maturity upon not less than thirty (30) days prior written notice to Borrower and payment of the hereinafter described prepayment premium. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under the Term Note or any other agreement with Lender pertaining to the Term Loan, but in no event will Borrower ever be required to pay any unearned interest. In the event Borrower elects to prepay the Term Note at any time prior to the eighteen (18) month anniversary of the Effective Date Borrower shall pay to Lender a prepayment premium equal to the interest (at the Loan Rate as defined in the Term Note) that would have accrued and be paid on the unpaid principal balance of the Term Note from the date of such prepayment through such eighteenth (18th) month anniversary of the Effective Date. In the event Borrower elects to prepay the Term Note at any time on or after the eighteenth (18th) month anniversary of the Effective Date, no prepayment premium shall be due or payable. This provision concerning prepayment is a material consideration for Lender's agreement to fund the Term Loan evidenced by the Term Note on these terms. Borrower understands that Lender would not extend the loan evidenced by the Term Note without this prepayment provision. Borrower agrees that the prepayment consideration set forth above is a fair and reasonable amount to compensate Lender for committing funds pursuant to the terms hereof and does not exceed the Maximum Lawful Rate.

2.6 Purpose of Term Loan. Borrower represents that the proceeds of the Term Loan will be used (i) to extinguish the Debt evidenced by the RB Loan Agreement and (ii) for general corporate purposes.

2.7 Order of Application. All payments and prepayments of the Indebtedness, including Proceeds from the exercise of any Rights under the Term Loan Documents or Proceeds of any of the Collateral, may be applied by Lender to the Indebtedness in such order and manner as Lender may elect in its sole discretion.

ARTICLE 3
COLLATERAL

3.1 Security Interest. Borrower hereby pledges, assigns and grants to Lender a continuing first priority security interest in all of the Collateral to secure the prompt and complete payment and performance when due of all of the Indebtedness and all of the Obligations.

3.2 Borrower Remains Liable. Notwithstanding anything to the contrary contained herein, (a) Borrower shall remain liable under the contracts and agreements to which such Person is a party and which are included in the Collateral and shall perform all of its respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, and (b) Lender shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

3.3 Authorization to File Financing Statements. Borrower hereby authorizes Lender to file or record financing or continuation statements, and assignments and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral without the signature of Borrower in such form and in such offices as Lender determines appropriate to perfect or maintain the perfection of the security interests of Lender under the Term Loan Documents. Borrower agrees that such financing statements may describe the Collateral in the same manner as described in this Agreement or as all assets or all personal property (or words of similar effect) of Borrower, or contain such other description as Lender, in its sole judgment, determines is necessary or advisable. Borrower hereby ratifies each such financing statement and any and all other financing statements filed prior to the date hereof by Lender.

3.4 [Reserved]

3.5 Covenants Relating to Collateral.

3.5.1 General:

(a) Records and Reports; Notification of Event of Default. Borrower shall maintain complete and accurate books and records with respect to the Collateral, and furnish to Lender such reports relating to the Collateral as Lender shall from time to time reasonably request.

(b) Inspection. Borrower shall permit representatives of Lender, during normal business hours with reasonable advance notice to Borrower (i) to inspect the Collateral, (ii) to examine and make copies of the records of Borrower relating to the Collateral, and (iii) to discuss the Collateral and the related records of Borrower with, and to be advised as to the same by, Borrower's officers and employees.

(c) Taxes. Borrower shall pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except (i) those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists and (ii) those for which the repayment is governed by one or more tax payment agreements entered into by Borrower with any Governmental Authority (which permit the payment of tax liabilities after the original due date therefore).

(d) Defense of Title. Borrower shall take any and all action necessary to defend title to the Collateral against all Persons and to defend the security interest of Lender in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(e) Change in Location, Jurisdiction of Organization or Name. Borrower will not (i) maintain, store or locate any Inventory, Equipment or Fixtures or proceeds or products thereof at a location other than a location specified in Schedule Two, (ii) maintain a place of business at a location other than a location specified on Schedule Two, (iii) change its name or taxpayer identification number, (iv) change its mailing address, or (v) change its jurisdiction of organization, unless Borrower shall have given Lender not less than thirty (30) days' prior written

notice thereof, and Lender shall have determined that such change will not adversely affect the validity, perfection or priority of Lender's security interest in the Collateral.

(f) Other Financing Statements. Borrower will not sign or authorize the preparation and filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by the Term Loan Documents.

(g) Further Assurances. At any time and from time to time, upon the request of Lender, and at the sole expense of Borrower, Borrower shall promptly execute and deliver all such further instruments and documents and take such further action as Lender may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, (a) the preparation (and execution, if necessary) and filing of such financing statements as Lender may require and (b) the deposit of all certificates of title issuable with respect to any of the Collateral and noting thereon Lender's security interest hereunder.

3.5.2 Accounts.

(a) Collection of Accounts. Borrower will collect and enforce, at Borrower's sole expense, all amounts due or hereafter due to Borrower under the Accounts.

(b) Verification of Accounts. Lender shall have the right, at any time or times hereafter, in its name or in the name of Lender, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, electronic mail or otherwise.

(c) Appointment of Lender as Attorney-in-Fact. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender), exercisable after the occurrence of an Event of Default, as its true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (i) demand payment of Accounts; (ii) enforce payment of Accounts by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect an Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Lender deems advisable; (v) settle, adjust, compromise, extend or renew any Accounts; (vi) discharge and release any Account; (vii) take control in any manner of any item of payment or proceeds thereof; (viii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor; (ix) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in Lender's account on account of the Indebtedness; (x) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, have access to any lock box or postal box into which any of Borrower's mail is deposited, and open and dispose of all mail addressed to Borrower, and (xi) do all acts and things which are necessary, in Lender's sole discretion, to fulfill Borrower's obligations or exercise Lender's rights under this Agreement. The preceding establishes a power of attorney coupled with an interest. Lender agrees that it will not exercise any rights under the power of attorney provided in this Section 3.5.2(c) unless an Event of Default shall have occurred and be continuing.

(d) Notice to Account Debtor. Lender may, in its sole discretion, at any time or times prior to or following the occurrence of an Event of Default, and without prior notice to Borrower (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein, and/or (ii) direct any or all account debtors to make all payments upon the Accounts directly to Lender. Lender will use its best efforts to furnish Borrower with a copy of such notice, but failure to do so will not have an adverse effect on Lender's rights hereunder.

3.5.3 Equipment.

(a) Maintenance of Goods. Borrower will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working condition. Borrower has the risk of loss with regard to the Inventory and Equipment.

3.5.4 Instruments, Securities and Chattel Paper.

(a) Possession. Borrower will deliver to Lender the originals (now and hereafter received by Borrower) of all Chattel Paper, certificated Securities and Instruments which constitute Collateral endorsed or assigned, if required by Lender, in favor of Lender.

(b) Control. If the Collateral which is Investment Property is uncertificated or held by a Securities Intermediary, Borrower will take any actions necessary to cause (i) the issuers of uncertificated securities which are Collateral, and (ii) any financial intermediary which is the holder of any Investment Property, to cause Lender to have control over such Collateral, as contemplated by the UCC, through a control agreement or similar arrangement which is satisfactory to Lender. Borrower will permit any Collateral which is registerable to be registered in Lender's, or its nominee's, name.

(c) Securities. If an Event of Default shall have occurred and be continuing with regard to Capital Stock which constitutes Collateral, (i) Borrower hereby authorizes Lender to exercise all voting rights with respect to such Capital Stock, and (ii) Borrower shall promptly deliver to Lender all dividends and distributions which are distributed by the issuer of such Capital Stock.

ARTICLE 4
CONDITIONS PRECEDENT TO BORROWING

4.1 Conditions to Borrowing. The agreement of Lender to make the Term Loan is subject to the satisfaction, prior to or concurrently with the making of such Term Loan on or as soon as practicable after the Closing Date of the following conditions precedent to the satisfaction of Lender:

(a) Resolutions. Lender shall have received resolutions of the Board of Directors (or other governing body) of Borrower and each other Term Loan Party certified by the Secretary of Borrower and each other Term Loan Party (or other executive officer of each other Loan Party) which authorize the execution, delivery, and performance by Borrower or any such Term Loan Party of this Agreement and the other Term Loan Documents to which Borrower or any such Term Loan Party is or is to be a party;

(b) Incumbency Certificate. Lender shall have received a certificate of incumbency certified by an authorized officer or representative certifying the names of the individuals or other Persons authorized to sign this Agreement and the other Term Loan Documents to which Borrower or any other Term Loan Party is or is to be a party on behalf of Borrower or any such Term Loan Party together with specimen signatures of such Persons;

(c) Governmental Certificates. Lender shall have received certificates of the appropriate government officials of the state of incorporation or organization of Borrower and each other Term Loan Party as to the existence and good standing of Borrower and each such Term Loan Party, each dated within ten (10) days prior to the Closing Date;

(d) Term Note. Lender shall have received the Term Note, duly executed by Borrower;

(e) Loan Agreement. Lender shall have received this Agreement, duly executed by Borrower;

(f) Insurance Matters. Lender shall have received copies of insurance certificates describing all insurance policies required by this Agreement and the other Term Loan Documents, together with loss payable endorsements in favor of Lender with respect to all insurance policies covering Collateral and endorsements naming Lender as an additional insured under all of Borrower's liability insurance policies ;

(g) Guaranty. Lender shall have received the Guaranty duly executed by the Guarantor;

(h) Security Documents. Lender shall have received the Security Documents duly executed by each party thereto;

(i) Other Term Loan Documents. Lender shall have received each other Term Loan Document, duly executed by each Term Loan Party which is a party thereto;

(j) Termination of Liens. Lender shall have received satisfactory evidence that satisfactory arrangements shall have been made for the termination of all Liens encumbering the Collateral held by any Person other than Lender;

(k) Pro Forma Financial Statements. Lender shall have received the Pro Forma Financial Statements;

(l) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on the financing contemplated hereby;

(m) Lien Searches. Lender shall have received the results of a recent Lien search in each of the jurisdictions where assets of Borrower or Pledgor are located and each jurisdiction where each such Term Loan Party is organized, and such search shall reveal no Liens on any of the assets of such Term Loan Parties except for Liens approved by Lender or discharged on or prior to the Closing Date pursuant to documentation satisfactory to Lender;

(n) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under applicable Law or reasonably requested by Lender to be filed, registered or recorded in order to create in favor of Lender a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall be in proper form for filing, registration or recordation;

(o) Pledged Capital Stock; Stock Powers. Lender shall have received the certificates representing all Capital Stock pledged pursuant to the Security Documents, together with undated stock powers for each such certificate duly executed in blank by the pledgor thereof;

(p) Deed of Trust. Lender shall have received, with respect to the Mortgaged Property, each of the following, in form and substance satisfactory to Lender:

(i) the Deed of Trust, duly executed by Borrower;

(ii) evidence that the Deed of Trust has been or will be recorded in the real property records of Prince George County, Virginia;

(iii) a fully paid mortgagee's title insurance policy together with such endorsements thereto as Lender may require (the "Title Insurance Policy");

(iv) a survey approved by a title insurance company acceptable to Lender in its sole discretion for purposes of issuance of the Title Insurance Policy without a survey exception; and

(v) such other information, documentation, and certifications as may be reasonably required by Lender; and

(q) Additional Items. Lender shall have received the additional items listed on Schedule One.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Borrower, except as set forth on Schedule Two, represents and warrants to Lender as follows:

5.1 Existence. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Virginia, and is duly qualified to transact business as a foreign corporation in each jurisdiction where the nature and extent of its business and property requires the same. Borrower does not conduct business under any trade name other than as described on Schedule Two attached hereto.

5.2 Authorization. Borrower possesses all requisite authority, power, licenses, permits, and franchises to conduct its business and execute, deliver, and comply with the terms of the Term Loan Documents. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof, the making of the Term Loan, and the execution, issuance, and delivery of the Term Loan Documents have been duly authorized and approved by all necessary organizational action on the part of Borrower. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Term Loan or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Term Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule Two, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 3.3.

5.3 Properties; Permitted Liens. Except as set forth on Schedule Two, Borrower has good and indefeasible title to all of its real properties and good and marketable title to all of its other properties and assets and to the Collateral, in each case free and clear of any Liens except Permitted Liens. Upon release of the Lien listed on Schedule Two, Borrower has full power and authority to grant to Lender the security interest in the Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against Borrower with respect to the Collateral, Lender will have a fully perfected first priority security interest in that portion of the Collateral in which a security interest may be perfected by filing a financing statement, subject only to any Permitted Liens. All Material Contracts to which Borrower is a party are in full force and effect, and Borrower is not in default thereunder. No default or Event of Default has occurred and is continuing. All owned real property of Borrower is described on Schedule Four. All leased real property of Borrower is described on Schedule Two.

5.4 Compliance with Laws and Documents. Except as set forth on Schedule Two, Borrower is not, nor will the execution, delivery, and performance of and compliance with the terms of the Term

Loan Documents cause Borrower to be, in violation of any Laws or in default (nor has any event occurred which, with the giving of notice or lapse of time or both, could constitute such a default) under any agreement, instrument or document. There have been no proceedings, claims, or, to the best of Borrower's knowledge, investigations against or involving Borrower by any Governmental Authority under or pursuant to any environmental, occupational safety and health, antitrust, unfair competition, securities, or other Laws which could have a Material Adverse Effect, except those described on Schedule Two attached hereto (the "Governmental Proceedings").

5.5 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Borrower, threatened by or against Borrower or any other Term Loan Party or against any of their respective properties or revenues (a) with respect to any of the Term Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unpaid judgments against Borrower except as described on Schedule Two attached hereto (the "Unpaid Judgments").

5.6 Taxes. All federal, state, foreign, and other Tax returns of Borrower required to be filed have been filed, all federal, state, foreign, and other Taxes imposed upon Borrower which are due and payable have been paid, except as described on Schedule Two, and no amounts of Taxes not reflected on such returns are payable by Borrower, except as described on Schedule Two, other than (i) Taxes being contested in good faith by appropriate legal proceedings and (ii) Taxes which are the subject of tax payment agreements which have been, or in the future may be, executed with any Governmental Authority (and which permit the payment of tax liabilities after the original due date therefore).

5.7 Enforceability of Term Loan Documents. Except as set forth on Schedule Two, all Term Loan Documents when duly executed and delivered by Borrower will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their terms subject to Debtor Relief Laws and except that the availability of equitable remedies may be limited.

5.8 Financial Statements.

(a) The audited consolidated balance sheets of Borrower and its Subsidiaries as of December 31, 2010 and 2011, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, accompanied by an opinion from an independent certified public accountant reasonably acceptable to Lender, present fairly the consolidated financial condition of Borrower and its Subsidiaries as of such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheets of Borrower and its Subsidiaries as of September 30, 2012, and the related unaudited consolidated statements of income and of cash flows for the nine month period ended on such date, duly certified by the Chief Financial Officer of Borrower, present fairly the consolidated financial condition of Borrower and its Subsidiaries as of such date, and the consolidated results of its operations and its consolidated cash flows for the nine month period then ended (subject to normal year-end audit adjustments). All such statements, including the related schedules and notes thereto, copies of which have been delivered to Lender, have been prepared in accordance with GAAP applied on a consistent basis (except as approved by and disclosed in the opinion of the accountant referred to above).

(b) The unaudited pro forma consolidated statements of income of Borrower and its Subsidiaries as of the Closing Date and for the twelve (12) month period from November 1, 2012 to October 31, 2013 (the "Pro Forma Financial Statements"), copies of which have heretofore been furnished to and approved by Lender, have been prepared giving effect (as if such events had occurred on such date) to (i) the projected operations of Borrower and its Subsidiaries, (ii) the Term Loan to be made on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Financial Statements have been prepared based on the best

information available to Borrower as of the date of delivery thereof, and present fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as of the Closing Date and for the 12-month period thereafter, assuming that the events specified in the preceding sentence had actually occurred on the Closing Date.

5.9 Regulation U. The proceeds of the Term Loan will not be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

5.10 Subsidiaries; Capitalization. Borrower has no Subsidiaries as of the date of this Agreement. All of the issued and outstanding Capital Stock of Borrower is owned by each of the Persons and in the amounts set forth on Schedule Two. Except as set forth in Schedule Two, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower may be required to issue, sell, repurchase or redeem any of Borrower's Capital Stock.

5.11 Other Debt. Except as set forth on Schedule Two attached hereto, Borrower is not directly, indirectly, or contingently obligated with respect to any Debt as of the Closing Date. Borrower is not in default in the payment of the principal of or interest on any such Debt.

5.12 Regulatory Acts. Borrower is not an "investment company" or "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Borrower is not subject to Regulation under any applicable Law (other than Regulation X of the Board) that limits its ability to incur Debt.

5.13 Environmental Matters. Except as fully described and set forth in Schedule Two attached hereto (the "Existing Environmental Matters"), to the best knowledge of Borrower after due investigation and inquiry:

(a) Borrower and all of its properties, assets, and operations are in full compliance with all Environmental Laws. Borrower is not aware of nor has Borrower received notice of any past, present, or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance of Borrower and the Subsidiaries with all Environmental Laws;

(b) Borrower has obtained all permits, licenses and authorizations that are required under applicable Environmental Laws, and such permits, licenses and authorizations are in good standing. Borrower is in compliance with all of the terms and conditions of such permits, licenses and authorizations;

(c) No Hazardous Materials (except in nominal amount) exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of Borrower. The use which Borrower makes and intends to make of its properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets;

(d) Neither Borrower nor any of its owned or leased properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

(e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of Borrower that could reasonably be expected to give rise to any material Environmental Liabilities;

(f) Borrower has not filed or failed to file any notice required under applicable Environmental Laws reporting a Release; and

(g) No Lien arising under any Environmental Law has attached to any property or revenues of Borrower.

5.14 Locations. The location of Borrower's chief executive office and all other locations where Borrower conducts its business are disclosed in Schedule Two.

5.15 Accounts. Each Account represents the valid and legally binding indebtedness of a bona fide account debtor arising from the sale or lease by Borrower of goods or the rendition by Borrower of services and is not subject to contra accounts, setoffs, defenses or counterclaims by or available to account debtors obligated on the Accounts except as disclosed by Borrower to Lender from time to time in writing. The amount shown as to each Account on Borrower's books is the true and undisputed amount owing and unpaid thereon, subject only to discounts, allowances, rebates, credits and adjustments to which the account debtor has a right and which have been disclosed to Lender in writing.

5.16 General. There is no material fact or condition relating to the financial condition and business of Borrower or the Collateral which has not been disclosed in writing to Lender, and all writings heretofore or hereafter exhibited, made, or delivered to Lender by or on behalf of Borrower are and will be genuine and in all respects what they purport and appear to be.

5.17 Material Contracts. Schedule Three sets forth as of the Closing Date a complete and accurate list of all Material Contracts of Borrower, showing the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all of the parties thereto, has not been amended, supplemented or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default or other similar event or condition under any Material Contract by any party thereto.

5.18 Intellectual Property. All Intellectual Property owned or used by Borrower or any Subsidiary is listed, together with application or registration numbers, where applicable, in Schedule Two. Each Person identified on Schedule Two owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect.

5.19 [Reserved].

5.20 Accuracy of Information. No statement or information contained in this Agreement, any other Term Loan Document, or any other document, certificate or statement furnished by or on behalf of any Term Loan Party to Lender for use in connection with the transactions contemplated by this Agreement or the other Term Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Borrower to be reasonable at the time made. There is no fact known to Borrower that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Term Loan Documents, or in any other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby and by the other Term Loan Documents.

ARTICLE 6
AFFIRMATIVE COVENANTS

So long as Lender is committed to make the Term Loan hereunder, and thereafter until payment and performance in full of all of the Indebtedness and Obligations, Borrower shall and shall cause each of its Subsidiaries to:

6.1 Reporting Requirements. Provide to Lender and cause Guarantor to provide to Lender:

(a) Annual Financial Information.

(i) Within one hundred twenty (120) days after the last day of each fiscal year of Borrower, beginning with the fiscal year that ends December 31, 2013, financial statements, reviewed by a certified public accounting firm acceptable to Lender, and, including a consolidated balance sheet, statement of operations, statement of partners' capital and statement of cash flows and related notes, showing the financial position and results of operations of Borrower and its Subsidiaries as of, and for the year ended on, such last day, together with the certificate of an Authorized Officer of Borrower that such financial statements present fairly the financial position of Borrower and its Subsidiaries as of the last day of such fiscal year and the results of the operations and the cash flow of Borrower and its Subsidiaries for the fiscal year then ended in conformity with GAAP, or other method of accounting reasonably acceptable to Lender. Each such financial statement shall contain at least a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year and consolidated statements of income, cash flow, and retained earnings.

(ii) Borrower shall provide to Lender a true, correct, and complete copy of the federal income tax return for Borrower and a true and correct copy of each amended tax return within thirty (30) days after the filing of each such tax return; and

(iii) Within one hundred twenty (120) days after the last day of each fiscal year of Guarantor, Guarantor shall deliver to the Lender its Annual report or Form 10-K for the fiscal year ended December 31, 2013, or if longer subject to the reporting requirements of the Exchange Act, prepared by a certified public accounting firm acceptable to Lender, financial statements, including a consolidated balance sheet, statement of operations, statement of partners' capital and statement of cash flows and related notes, showing the financial position and results of operations of Guarantor as of and for Guarantor's most recent fiscal year, together with the opinion of such certified public accounting firm that all of such financial statements present fairly the financial position of Guarantor as of the last day of such fiscal year in conformity with GAAP. Each such financial statement shall contain at least a balance sheet of Guarantor as of the end of such fiscal year and related statements of income, cash flow, and retained earnings;

(b) Quarterly Financial Statements.

(i) Within sixty (60) days after the last day of each of the first three quarterly periods of each fiscal year of Borrower, internally prepared financial statements (including, but not limited to, balance sheets and a related statement of income), showing the financial position and results of operations of Borrower as of and for such fiscal quarterly period and for the period from the beginning of the current fiscal year to the last day of such quarterly period, together with a certificate executed by the Authorized Officer of Borrower certifying that such financial statements present fairly the financial position of Borrower as of the last day of such quarterly periods in conformity with GAAP (except as to reasonable year-end adjustments and the absence of term notes with respect to interim financial statements);

(ii) Within sixty (60) days of the last day of each of the first three quarterly periods of each fiscal year of the Guarantor, Guarantor shall deliver to Lender its Quarterly Report on Form 10-Q, or if no longer subject to the reporting requirements of the Exchange Act, an unaudited consolidated balance sheet, statement of operations, statement of partners' equity and statement of cash flows, reviewed by a certified public accounting firm acceptable to Lender, showing the financial position and result of operations of Guarantor as of and for such quarterly period and for the period from the beginning of the current fiscal year to the last day of such quarterly period, together with a certificate executed by the Chief Financial Officer of Guarantor certifying that such financial statements present fairly the financial position of Guarantor as of the last day of such quarterly periods in conformity with GAAP (except as to reasonable year-end adjustments and the absence of notes with respect to interim financial statements);

(c) Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in Sections 6.1(a) and (b), a certificate of the chief financial officer of Borrower stating that to the best of such Person's knowledge, no default or Event of Default has occurred and is continuing, or if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto.

6.2 Insurance. Maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower and the Subsidiaries operate, *provided*, that in any event Borrower will maintain workmen's compensation insurance, property insurance, and comprehensive general liability insurance, in each case reasonably satisfactory to Lender. Each insurance policy covering Collateral shall name Lender as loss payee and shall provide that such policy will not be canceled or reduced without fifteen (15) days prior written notice to Lender. Each liability insurance policy shall name Lender as an additional insured.

6.3 Payment of Debts. Pay or cause to be paid all of its Debt (if any, other than the Term Loan) prior to the date on which penalties attach thereto (except to the extent and so long as the payment thereof is being properly contested in good faith by appropriate proceedings and adequate reserves have been established therefor).

6.4 Taxes. Promptly pay or cause to be paid when due any and all Taxes, including, without limitation, all taxes, duties, fees, levies and other charges of whatsoever nature which have been or may be imposed by any Governmental Authority upon it or any of its assets; *provided*, that neither Borrower nor any Subsidiary shall be required to pay and discharge any such Taxes or charges (i) with respect to any taxes which are the subject of any tax payment agreement entered into with any Governmental Authority, other than in accordance with the terms thereof or (ii) so long as the validity thereof shall be contested in good faith by appropriate proceedings and Borrower shall set aside on its books adequate reserves with respect thereto and shall pay any such Taxes or charge before the property subject thereto shall be sold to satisfy any Lien which has attached as security therefor.

6.5 Maintenance of Entity Existence, Assets and Business; Continuance of Present Business. (a) Preserve and maintain its existence and all of its leases, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business; (b) conduct its business in an orderly and efficient manner in accordance with good business practices; (c) keep or cause to be kept all of its assets which are useful and necessary in its business in good repair, working order and condition, and will make or cause to be made all necessary repairs, renewals and replacements as may be reasonably required; and (d) carry on and conduct its business in Permitted Businesses.

6.6 Books and Records. Maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

6.7 Compliance with Applicable Laws and with Contracts. Comply with (a) all applicable Laws, rules, regulations and orders of any Governmental Authority, except where contested in good faith and by proper proceedings, and (b) all agreements, contracts, and instruments binding on it or affecting its properties or business; provided, however, Borrower shall be permitted, upon receipt of Lender's prior written approval (which approval shall not be unreasonably withheld), to renew, extend, modify or amend the terms of any such agreement, contract or instrument.

6.8 Comply with Agreement. Comply with the terms, provisions and conditions of this Agreement and all other Term Loan Documents to which Borrower is a party.

6.9 Notice of Event of Default, Suits, and Material Adverse Effect. Promptly notify Lender of the occurrence of any default or Event of Default, or of the filing of any claim, action, suit or proceeding before any court or other Governmental Authority or arbitrator against Borrower in which an adverse decision could have a Material Adverse Effect and advise Lender from time to time of the status thereof.

6.10 Information and Inspection.

(a) Furnish to Lender as soon as available copies of all (i) reports submitted by Borrower to its equity owners, (ii) press releases issued by Borrower, and (iii) any other information pertinent to any provision of this Agreement or to Borrower's business which Lender may reasonably request.

(b) Permit an authorized representative of Lender to visit and inspect at reasonable times any of the properties of Borrower and its Subsidiaries and to discuss the affairs, finances, and accounts of Borrower and its Subsidiaries with the officers and employees of Borrower and with Borrower's certified public accountants.

6.11 [Reserved].

6.12 Additional Information. Promptly furnish or cause to be furnished to Lender such other information not otherwise required herein with respect to the business affairs, assets and liabilities of Borrower, Guarantor, Pledgor, the Subsidiaries and the Collateral as Lender shall from time to time reasonably request.

6.13 Asset Audit. Permit representatives of Lender at the expense of Borrower to inspect and conduct an audit of all assets and properties (both real and personal, including Accounts and Inventory) of Borrower and its Subsidiaries; *provided, however*, if such audit is conducted by Lender more than once during any fiscal year, and such additional audit is not the result of the occurrence and continuation of an Event of Default, Lender shall be responsible for the fees and expenses payable to the Person that performed such additional audit.

ARTICLE 7
NEGATIVE COVENANTS

So long as Lender is committed to make the Term Loan hereunder, and thereafter until payment and performance in full of all of the Indebtedness and all of the Obligations, Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without Lender's prior written approval:

7.1 Debt. Incur, create, assume, or permit to exist, any Debt, except:

(a) Debt to Lender;

(b) trade Debt incurred in the ordinary course of business that is not past due by more than ninety (90) days from the original date of invoice; and

(c) intercompany debt between Guarantor and Borrower not to exceed $6,000,000.

7.2 Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person (other than Borrower) except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

7.3 Limitation on Liens. Incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following (collectively, "Permitted Liens"):

(a) Liens for Taxes which are (i) existing as of the date hereof and have been disclosed to Lender in writing or (ii) not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are (i) existing as of the date hereof and have been disclosed to Lender in writing or (ii) not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

(e) encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower or any Subsidiary to use such assets in its business, and none of which is violated in any material respect by existing or proposed structures or land use.

7.4 Mergers, Etc. (a) Become a party to a merger or consolidation, (b) purchase or otherwise acquire all or any part of the assets or shares or other evidence of beneficial ownership of any Person, (c) create or acquire a new Subsidiary or transfer assets to any Subsidiary, unless prior to the formation of or any transfer of assets to a Subsidiary, such Subsidiary executes and delivers to Lender such guaranty and/or security agreements as may be required by Lender, or (d) wind-up, dissolve, liquidate or otherwise terminate its legal existence.

7.5 [Reserved].

7.6 Loans and Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person, except:

(a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; and

(b) fully insured depository accounts maintained at Lender or a commercial lender operating in the United States of America having capital and surplus in excess of $50,000,000.00.

7.7 Limitation on Issuance of Capital Stock. Issue, sell, assign, or otherwise dispose of (a) any of its Capital Stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its Capital Stock, or (c) any option, warrant, or other right to acquire any of its Capital Stock.

7.8 Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business, pursuant to a transaction which is otherwise expressly permitted under this Agreement, and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of Borrower.

7.9 Disposition of Assets. Sell, lease, assign, transfer, or otherwise dispose of any of its assets, except:

(a) dispositions of Inventory in the ordinary course of business; and

(b) dispositions, for fair value, of worn-out and obsolete equipment not necessary to the conduct of its business.

7.10 Nature of Business. Engage in any business other than the Permitted Businesses.

7.11 No Negative Pledge. Enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Term Loan Document, which directly or indirectly prohibits or limits the ability of Borrower to or from creating or incurring a Lien on any of its assets, whether now owned or hereafter acquired.

7.12 Judgments. Permit any judgment for the payment of money in excess of $50,000.00 rendered against it to remain undischarged or unsuperseded for a period of thirty (30) days during which execution shall not be effectively stayed.

7.13 Sale and Leaseback. Enter into, and will not permit any Subsidiary to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

7.14 Prepayment of Debt. Prepay, and will not permit any Subsidiary to prepay, any Debt, except the Indebtedness.

7.15 Organizational Documents. Amend or modify any of it Organizational Documents in any manner adverse to the interests of Lender.

7.16 Fiscal Year. Make any change in its fiscal year.

ARTICLE 8
EVENTS OF DEFAULT

The term "Event of Default" as used herein shall mean the occurrence of any one or more of the following events:

8.1 Payment of Indebtedness. The failure of Borrower to pay when due the Indebtedness, or any part thereof, as the same becomes due in accordance with the terms of the Term Loan Documents, including, without limitation, the failure or refusal of Borrower to pay when due any principal of or interest on the Term Loan.

8.2 Misrepresentation. Any statement, representation, or warranty heretofore or hereafter made by Borrower or any other Term Loan Party in this Agreement or any other Term Loan Document or in any writing, or any statement or representation made in any certificate, report, or opinion delivered to Lender pursuant to the Term Loan Documents, is false, calculated to mislead, misleading, or erroneous in any material respect at the time made.

8.3 Covenants. (i) Any Term Loan Party shall default in the observance or performance of any agreement contained in Article 3, Section 6.9 or Article 7 of this Agreement; or (ii) any Term Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Term Loan Document (other than as provided in Section 8.1, Section 8.2 or Section 8.3(i)), and such default shall continue unremedied for a period of thirty (30) days.

8.4 Voluntary Debtor Relief. Borrower or any other Term Loan Party shall (a) execute a general assignment for the benefit of creditors, or (b) become or be adjudicated as bankrupt or insolvent, or (c) generally not, or be unable to, or admit in writing its inability to, pay its debts generally as they become due, or (d) apply for or consent to the appointment of a conservator, receiver, trustee, liquidator, custodian or other similar official of it or all or a substantial part of its assets, or (e) file a voluntary petition, or commence any other proceeding, or other action, seeking liquidation, reorganization or dissolution, conservatorship, or seek any other arrangement with creditors or to take advantage or seek any other relief under any Debtor Relief Law now or hereafter existing, or (f) file an answer admitting the material allegations of or consenting to, or default in, a petition filed against it in any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceedings, or (g) institute or voluntarily be or become a party to any other judicial proceedings intended to effect a discharge of its debts, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the Rights or powers of Lender granted in any of the Term Loan Documents.

8.5 Involuntary Proceedings. Borrower or any Term Loan Party shall involuntarily (a) have an order, judgment, or decree entered against it pursuant to any Debtor Relief Law that could suspend or otherwise affect any of the Rights granted to Lender in any of the Term Loan Documents, and such order, judgment, or decree is not permanently stayed, vacated, or reversed within sixty (60) days after the entry thereof, or (b) have a petition filed against it or any of its property seeking the benefit or benefits provided for by any Debtor Relief Law that would suspend or otherwise affect any of the Rights granted to Lender in any of the Term Loan Documents, and such petition is not discharged within sixty (60) days after the filing thereof.

8.6 Attachment. The failure to have discharged within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceedings against any of the material assets of Borrower or any Term Loan Party.

8.7 Debt. Borrower or any other Term Loan Party shall default in the due and punctual payment of the principal of or the interest on any Debt (other than the Term Loan made hereunder) owing

to Lender, secured or unsecured, or in the due performance or observance of any covenant or condition of any agreement executed in connection therewith, and such default shall have continued beyond any period of grace or cure provided with respect thereto.

8.8 Dissolution or Death. The dissolution of Borrower or any Term Loan Party (other than a natural person) for any reason whatsoever.

8.9 Change in Ownership. Central Energy Partners LP shall at any time cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of Borrower free and clear of all Liens (except Liens created by the Security Documents).

8.10 Term Loan Documents. Any provision of any Term Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Indebtedness, ceases to be in full force and effect; or any Term Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Term Loan Document; or any Term Loan Party denies that it has any or further liability or obligation under any provision of any Term Loan Document, or purports to revoke, terminate or rescind any provision of any Term Loan Document.

ARTICLE 9
CERTAIN RIGHTS AND REMEDIES OF LENDER

9.1 Rights Upon Event of Default. If any Event of Default shall occur and be continuing, Lender may without notice terminate the Commitment and declare the Indebtedness or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; *provided, however*, that upon the occurrence of an Event of Default under Section 8.4 or Section 8.5, the Commitment shall automatically terminate, and the Indebtedness shall become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower. If any Event of Default shall occur and be continuing, Lender may exercise all rights and remedies available to it in law or in equity, under the Term Loan Documents, or otherwise.

9.2 Rights Relating to Collateral.

(a) Application of Proceeds. If any Event of Default shall have occurred and be continuing, Lender may at its discretion, in accordance and as provided in the UCC and other applicable Laws, apply or use any cash proceeds received by Lender in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral in such order and manner as Lender may elect.

(b) Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Lender are insufficient to pay all amounts to which Lender is legally entitled, Borrower shall be liable for the deficiency, together with interest thereon as provided in the Term Loan Documents.

(c) Non-Judicial Remedies. In granting to Lender the power to enforce its rights hereunder without prior judicial process or judicial hearing, Borrower expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Lender to enforce its rights by judicial process. Borrower recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

Nothing herein is intended to prevent Lender or Borrower from resorting to judicial process at either party's option.

(d) Other Recourse. Borrower waives any right to require Lender to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Borrower in any suit arising out of the Indebtedness or any of the Term Loan Documents, or pursue any other remedy available to Lender. Borrower further waives any and all notice of acceptance of this Agreement. Borrower further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party.

(e) Disclaimer of Warranties and Sales on Credit. In connection with any foreclosure sale of the Collateral, Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower shall be credited with the proceeds of the sale.

(f) License. Lender is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of any Event of Default, Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

9.3 Setoff. At any time an Event of Default exists, Lender shall be entitled to exercise the rights of setoff and/or lien against the interests of Borrower in and to each and every account and other property of Borrower which are in the possession of Lender to the extent of the full amount of the Indebtedness, whether or not any such Indebtedness is then due. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

9.4 Performance by Lender. Should any covenant, duty, or agreement of Borrower fail to be performed in accordance with the terms of the Term Loan Documents, Lender may, at its option, perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower. In such event, or if Lender expends any sum pursuant to the exercise of any Right provided herein, Borrower shall, at the request of Lender, promptly pay to Lender any amount expended by Lender in such performance or attempted performance, together with interest thereon at the Maximum Lawful Rate from the date of such expenditure by Lender until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume any liability or responsibility for the performance of any duties of Borrower hereunder or in connection with all or any part of the Collateral.

9.5 Appointment of Receiver. At any time an Event of Default exists, Lender shall be entitled to exercise the right to appoint or seek appointment of a receiver, custodian, or trustee of Borrower or any of the Collateral pursuant to an order by any Governmental Authority, and Borrower consents to such appointment and will not oppose Lender's efforts to obtain such receiver, custodian, or trustee.

9.6 Diminution in Collateral Value. Lender does not assume, and shall never have, any liability or responsibility for any loss or diminution in the value of all or any part of the Collateral.

9.7 Waivers. The acceptance by Lender at any time and from time to time of part payment on the Indebtedness shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No waiver by Lender of any of its Rights hereunder, in the other Term Loan Documents, or otherwise shall be considered a waiver of any other or subsequent Right of Lender. No delay or omission by Lender in exercising any Right under the Term Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Term Loan Documents or otherwise.

9.8 Cumulative Rights. All Rights available to Lender under the Term Loan Documents shall be cumulative of and in addition to all other Rights granted to Lender at Law or in equity, whether or not the Obligations be due and payable and whether or not Lender shall have instituted any suit for collection, foreclosure, or other action under or in connection with the Term Loan Documents.

9.9 INDEMNIFICATION OF LENDER. BORROWER SHALL INDEMNIFY LENDER, EACH AFFILIATE OF LENDER AND EACH OF ITS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE TERM LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE TERM LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OR ANY OTHER TERM LOAN PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE TERM LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY SUBSIDIARY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER TERM LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY OR ORDINARY NEGLIGENCE OF SUCH PERSON; *PROVIDED*, *HOWEVER*, THE INDEMNITIES PROVIDED IN THIS SECTION 9.9 DO NOT EXTEND TO LOSSES, LIABILITIES, CLAIMS, OR DAMAGES CAUSED BY LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

9.10 LIMITATION OF LIABILITY. NEITHER LENDER NOR ANY AFFILIATE, OFFICER, DIRECTOR, EMPLOYEE, ATTORNEY, OR AGENT OF LENDER SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND BORROWER HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE ANY OF THEM UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES SUFFERED OR INCURRED BY BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE OTHER TERM LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER TERM LOAN DOCUMENTS. BORROWER HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE LENDER OR ANY OF LENDER'S AFFILIATES, MEMBERS, MANAGERS, OFFICERS,

EMPLOYEES, ATTORNEYS, OR AGENTS FOR PUNITIVE OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY CLAIM IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE OTHER TERM LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER TERM LOAN DOCUMENTS.

9.11 Expenses of Lender. Borrower shall pay on demand (a) all reasonable expenses incurred by Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Lender and other third party costs), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Term Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (b) all expenses incurred by Lender (including the fees, charges and disbursements of any counsel for Lender) in connection with the enforcement or protection of its Rights (i) in connection with this Agreement and the other Term Loan Documents, including its rights under this Section, or (ii) in connection with Term Loan made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Term Loan.

ARTICLE 10
MISCELLANEOUS

10.1 Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed, or delivered, to the address or facsimile number specified for notices on the signature page below or to such other address as shall be designated by such party in a notice to the other parties. All such other notices and other communications shall be deemed to have been given or made upon the earliest to occur of (a) actual receipt by the intended recipient or (b) (i) if delivered by hand or courier, when signed for by the designated recipient; (ii) if delivered by mail, three (3) Business Days after deposit in the mail, postage prepaid; and (iii) if delivered by facsimile, when sent and receipt has been confirmed. Electronic mail and internet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Term Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

10.2 Form and Number of Documents. Each agreement, document, instrument, or other writing to be furnished to Lender under any provision of this Agreement must be in form and substance and in such number of counterparts as may be satisfactory to Lender and its counsel.

10.3 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Term Loan Documents shall survive the execution and delivery hereof and thereof and shall continue in full force and effect so long as any part of the Indebtedness remains outstanding and, except as otherwise indicated, shall not be affected by any investigation made by any party. Notwithstanding anything contained herein to the contrary, the covenants, agreements, undertakings, representations, and warranties made in Article 5 and Sections 9.9, 9.10, 9.11 and 10.13 shall survive the expiration or termination of this Agreement, regardless of the means of such expiration or termination.

10.4 GOVERNING LAW; PLACE OF PERFORMANCE. THE TERM LOAN DOCUMENTS ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS, AND THE LAWS OF SUCH STATE AND OF THE UNITED STATES SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE TERM LOAN DOCUMENTS, EXCEPT TO THE EXTENT OTHERWISE SPECIFIED IN ANY OF THE TERM LOAN DOCUMENTS. THIS AGREEMENT, ALL OF THE OTHER TERM LOAN DOCUMENTS, AND ALL OF THE OBLIGATIONS OF BORROWER UNDER ANY OF THE TERM LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. VENUE OF ANY

LITIGATION INVOLVING THIS AGREEMENT OR ANY TERM LOAN DOCUMENT SHALL BE MAINTAINED IN AN APPROPRIATE STATE OR FEDERAL COURT LOCATED IN DALLAS COUNTY, TEXAS, TO THE EXCLUSION OF ALL OTHER VENUES.

10.5 **Savings Clause.** (a) Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the indebtedness evidenced by the Term Note or any other Term Loan Document (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to the Term Note, any of the other Term Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Term Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Lender's exercise of the option to accelerate the maturity of the Term Note and/or any and all indebtedness paid or payable by Borrower to Lender pursuant to any Term Loan Document other than the Term Note (such other indebtedness being referred to in this Section as the "Related Indebtedness"), or (c) Borrower will have paid or Lender will have received by reason of any prepayment by Borrower of the Term Note and/or the Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Rate under the Term Note shall be automatically canceled, *ab initio*, and all amounts in excess of the Maximum Rate under the Term Note theretofore collected by Lender shall be credited on the principal balance of the Term Note and/or the Related Indebtedness (or, if the Term Note and the Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Term Note and the other Term Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Term Note has been paid in full before the end of the stated term of the Term Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate under the Term Note, either refund such excess interest to Borrower and/or credit such excess interest against the Term Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim or counterclaim (in which event such proceeding shall be abated for such time period) seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Term Note then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by the Term Note and/or the other Term Loan Documents shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Term Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Term Note does not exceed the Maximum Rate from time to time in effect under the Term Note and applicable to the Term Note for so long as any Indebtedness is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to the Term Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Term Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. The terms and provisions of this paragraph shall control and supersede every other term, covenant or provision contained herein, in any other Term Loan Document or in any other agreement between Borrower and Lender.

(b) Definitions.

(i) As used herein, the term "Maximum Lawful Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the transaction evidenced by the Term Note and the other Term Loan Documents.

(ii) As used herein, the term "Charges" shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the transactions relating to the Term Note and the other Term Loan Documents, which are treated as interest under applicable law.

10.6 Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on the Term Note and/or any other portion of the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on federal law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

10.7 Invalid Provisions. If any provision of any of the Term Loan Documents is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the appropriate Term Loan Document shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of such Term Loan Document a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

10.8 Entirety and Amendments. This instrument embodies the entire agreement between the parties relating to the subject matter hereof (except documents, agreements and instruments delivered or to be delivered in accordance with the express terms hereof), supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by Borrower and Lender and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

10.9 Counterparts. This Agreement has been executed in a number of identical counterparts, each of which constitutes an original and all of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.10 Parties Bound. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns; *provided, however* that Borrower may not, without the prior written consent of Lender, assign any of its rights, duties, or obligations hereunder. No term or provision of this Agreement shall inure to the benefit of any Person other than Borrower and

Lender and their respective successors and assigns; consequently, no Person other than Borrower and Lender and their respective successors and assigns, shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Borrower or Lender to perform, observe, or comply with any such term or provision.

10.11 Lender's Consent or Approval. Except where otherwise expressly provided in the Term Loan Documents, in any instance where the approval, consent or the exercise of judgment of Lender is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Lender, and (b) deemed to have been given only by a specific writing intended for the purpose and executed by Lender. Each provision for consent, approval, inspection, review, or verification by Lender is for Lender's own purposes and benefit only.

10.12 Term Loan Agreement Governs. In the event of any conflict between the terms of this Agreement and any terms of any other Term Loan Document, the terms of this Agreement shall govern.

10.13 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TERM LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

10.14 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a default or an Event of Default if such action is taken or such condition exists.

10.15 Assignments, Participations.

(a) Assignments. Lender shall have the right to sell, assign or transfer all or any part of the Term Note, the Term Loan and the associated rights and obligations under all Term Loan Documents to any Person, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations of Lender.

(b) Participations. Lender shall have the right to grant one or more participations in all or any part of the Term Note, the Term Loan and the associated rights and obligations under all Term Loan Documents to any Person.

(c) Distribution of Information. It is understood and agreed that Lender may provide to assignees and participants and prospective assignees and participants any and all financial information, reports, data and other information concerning Borrower and Borrower's properties and operations which has been provided to Lender pursuant to or in connection with this Agreement .

10.16 STATUTE OF FRAUDS NOTICE. THIS AGREEMENT AND THE OTHER TERM LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

LENDER:

HOPEWELL INVESTMENT PARTNERS LLC

By:____________________________
William M. Comegys III

Address for Notices:
333 Texas Street, Suite 825
Shreveport, Louisiana 71101
Facsimile No.: (318) 221-5205
Attention: William M. Comegys III

BORROWER:

REGIONAL ENTERPRISES, INC.

By:____________________________
Ian Bothwell,
President

Address for Notices:
410 Water Street
Hopewell, Virginia 23860
Facsimile No.: (804) 458-4114
Attention: Ian Bothwell,
President